Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Cumberland Pharmaceuticals Inc. (the “Company”) on Form S-3 (No. 333-276052) and Forms S-8 (No. 333-164376 and 333-271978) of our report dated March 6, 2026, with respect to the consolidated financial statements of the Company, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee

March 6, 2026